For Immediate Release

News Release

RELIANCE BANCSHARES, INC. ANNOUNCES ALLAN D. IVIE, IV AS PRESIDENT AND CHIEF EXECUTIVE OFFICER

ST. LOUIS, MISSOURI, June 23, 2010 – Reliance Bancshares, Inc. announced today that Allan D. Ivie, IV has been named President and Chief Executive Officer and also as Chairman and Chief Executive Officer of Reliance Bank, a wholly owned subsidiary of Reliance Bancshares, Inc.  Jerry Von Rohr will remain as Chairman of Reliance Bancshares, Inc. and Vice Chairman of Reliance Bank where he will continue to play an active role in the company and its subsidiaries.   These organizational changes will be effective immediately.

In making the announcement, Von Rohr stated, “We are very pleased to announce that Allan is joining Reliance.  As previously reported, we have been undertaking a succession planning process and it is now complete.  Allan has the leadership background, talent and energy to take us to the next level.  He is a great addition to the Reliance team and we look forward to working with him.”

Ivie is a long-time St. Louis banker.  He comes to Reliance from The PrivateBank which he co-founded in 2000 and where he served as President and Chief Operating Officer.  Prior to The PrivateBank, he held various executive positions at NationsBank, N.A., The Boatmen’s National Bank of St. Louis, and Sovran Bank, N.A. of Richmond, Virginia.

“This is an incredible opportunity in St. Louis banking. Reliance is successfully managing through the economic downturn and there are fundamental strengths we can build on over the next few months, starting with retail banking operations that are performing at their highest levels ever,” stated Ivie. “The Reliance franchise is the best St. Louis-based bank and has a bright future. I look forward to working with the Reliance management team to continue building a strong bank for its customers, employees, and shareholders."

Ivie is a graduate of the University of Virginia.  He is active in the community serving in leadership positions at several civic organizations. Currently he serves on the boards of St. Louis County Economic Council, Urban League of Metropolitan St. Louis, Inc., Beyond Housing/Neighborhood Housing Services, Regional Housing and Community Development Alliance (RHCDA), The Backstoppers, and Webster University School of Business and Technology.

About Reliance Bancshares, Inc.

Reliance Bancshares, Inc., headquartered in St. Louis, MO, is a publicly held Missouri bank holding company that provides a full range of banking services to individual and corporate customers.  The company’s common stock is quoted on the Pink Sheets (www.pinksheets.com) under the symbol “RLBS”.   It currently operates 20 branches in the St. Louis metropolitan area under the name of Reliance Bank and two Loan Production Offices – one in Chandler, Arizona and another in Houston, Texas.  It also owns and operates Reliance Bank, FSB, which is located in Fort Myers, Florida, with three branches in the Southwest Florida area.  The company’s total assets as of March 31, 2010 exceeded $1.4 Billion.  Reliance Bank’s website can be found at www.reliancebankstl.com

Forward looking statements

This news release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  When used in this news release, the words “anticipates,” “expects,” “intends” and similar expressions as they relate to Reliance Bancshares, its operations or its management are intended to identify such forward-looking statements.  These forward-looking statements are subject to numerous risks and uncertainties.  There are important factors that could cause actual results to differ materially from those in forward-looking statements, certain of which are beyond our control.  These factors, risks and uncertainties are discussed in our most recent Annual Report on Form 10-K filed with the SEC, as updated from time to time in our other SEC filings.

Contact:
Reliance Bancshares, Inc.
Investor Relations
Sue Freed, Sr. Vice President
314-569-7208
sfreed@reliancebankstl.com